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                                                                     EXHIBIT 5.1

            [WITHERSPOON, KELLEY, DAVENPORT & TOOLE, P.S. LETTERHEAD]

July 24, 2006

Sterling Financial Corporation
111 North Wall Street
Spokane, WA 99201

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement ("Registration Statement") on Form S-3 filed by Sterling Financial Corporation, a Washington corporation ("Sterling"), with the Securities and Exchange Commission (the "Commission") on or about July 24, 2006, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed issuance and sale, from time to time, by Sterling of shares of its common stock, $1.00 par value per share, and preferred stock, $1.00 par value per share, having a maximum aggregate public offering price of up to One Hundred Million Dollars ($100,000,000) (the "Shares"). The Shares may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

      In rendering this opinion, we have examined the following:

      (1) Sterling's Restated Articles of Incorporation as filed with the Washington Secretary of State on April 29, 2003 and Sterling's Articles of Amendment of Restated Articles of Incorporation as filed with the Washington Secretary of State on September 1, 2005;

      (2)   Sterling's Amended and Restated Bylaws, as of May 24, 1999;

      (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

      (4)   the Prospectus prepared in connection with the Registration
            Statement;

      (5) the minutes of meetings and actions by written consent of Sterling's shareholders and Board of Directors (the "Board") that are contained in the Sterling's minute books that are in our possession, which include resolutions approving the filing of the Registration Statement and the issuance of Shares; and

      (6) a Management Certificate (the "Management Certificate") addressed to us and dated of even date herewith executed by Sterling containing certain factual and other representations, including representations as to the number of (i) issued and outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with stock option and purchase plans and all other plans, agreements or rights.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be when issued, properly signed by authorized officers of Sterling or their agents.

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      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Sterling to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

      Sterling has informed us that it intends to issue the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Shares, Sterling will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Shares are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Shares. However, we undertake no responsibility to monitor Sterling's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that Sterling will obtain the requisite approval of its shareholders if necessary because Sterling does not have a sufficient number of authorized but unissued and unreserved shares of common stock. We also assume Sterling will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for purposes of this opinion, we are of the opinion that:

      1. When (i) appropriate corporate action has been taken by Sterling (including the Board and, if required, its shareholders) regarding the creation of a particular series of the Preferred Stock in accordance with Sterling's Articles of Incorporation, as amended, including (A) the authorization of the execution and filing of a statement of designation conforming to Washington law regarding such series of the Preferred Stock with the Washington Secretary of State and (B) the filing of such statement of designation with the Washington Secretary of State, (ii) shares of such series of the Preferred Stock have been issued and the issuance has been duly authorized by appropriate corporate action of Sterling (including, if required, its shareholders), and (iii) certificates representing the shares of Preferred Stock have been duly executed by Sterling, countersigned, registered, sold and delivered (y) in the manner and for the consideration approved by the Board and, if required, the shareholders (which consideration is not less than the par value of the Preferred Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement and (z) in accordance with the terms of the particular series as established by the Board or a duly authorized committee of the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

      2. When (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of Sterling (including the Board and, if required, its shareholders) and (ii) such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by Sterling, countersigned, registered, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the shareholders (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Shares, in accordance with the terms of such

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Shares or the instrument governing such Shares providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Shares (which consideration is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder. This opinion is intended solely for use in connection with the issuance and sale of Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                Very truly yours,

                                /s/ Witherspoon, Kelley, Davenport & Toole, P.S.

                                WITHERSPOON, KELLEY, DAVENPORT & TOOLE, P.S.